EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 31, 2021

Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements *
Banco John Deere S.A.	Brazil
Bear Flag Robotics, Inc.	Delaware
Blue River Technology, Inc.	Delaware
Chamberlain Holdings Limited	Australia
Deere Capital, Inc.	Nevada
Deere Credit, Inc.	Delaware
Deere Credit Services, Inc.	Delaware
Deere Funding Canada Corporation	Canada
Deere Receivables LLC	Nevada
Farm Plan Corporation	Delaware
FPC Receivables, Inc.	Nevada
Hamm AG	Germany
Harvest Profit, LLC	Delaware
Industrias John Deere Argentina S.A.	Argentina
John Deere (China) Investment Co., Ltd.	China
John Deere (Jiamusi) Agricultural Machinery Co., Ltd.	China
John Deere (Tianjin) International Trading Co., Ltd.	China
John Deere Agricultural Holdings, Inc.	Delaware
John Deere Asia (Singapore) Private Limited	Singapore
John Deere Bank S.A.	Luxembourg
John Deere Brasil Ltda.	Brazil
John Deere Canada ULC	Canada
John Deere Capital Corporation	Delaware
John Deere Cash Management	Luxembourg
John Deere Construction & Forestry Company	Delaware
John Deere Electronic Solutions, Inc.	North Dakota
John Deere Financial, f.s.b.	Federal
John Deere Financial Inc.	Canada
John Deere Financial Limited	Australia
John Deere Financial Mexico, S.A. de C.V. SOFOM, ENR	Mexico
John Deere Financial Services, Inc.	Delaware

John Deere Forestry Group LLC	Illinois
John Deere Funding Corporation	Nevada
John Deere Global Investments LLC	Delaware
John Deere GmbH & Co. KG	Germany
John Deere Iberica S.A.	Spain
John Deere India Private Limited	India
John Deere International GmbH	Switzerland
John Deere-Lanz Verwaltungs GmbH	Germany
John Deere Leasing Company	Delaware
John Deere Limited	Australia
John Deere Limited	United Kingdom
John Deere Polska Sp. z.o.o.	Poland
John Deere Receivables, Inc.	Nevada
John Deere Rus. Limited Liability Company	Russia
John Deere S. de R.L. de C.V.	Mexico
John Deere S.A.S.	France
John Deere Shared Services, Inc.	Delaware
John Deere Thibodaux, Inc.	Louisiana
John Deere Walldorf GmbH & Co. KG	Germany
John Deere Warranty, Inc.	Vermont
Joseph Vögele Aktiengesellschaft	Germany
Motores John Deere S.A. de C.V.	Mexico
Waratah Forestry Equipment Canada Ltd.	Canada
Wirtgen GmbH	Germany
Wirtgen Road Technologies GmbH	Germany
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* One hundred fifty-four consolidated subsidiaries and twenty-four unconsolidated affiliates, whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.